UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2005

U.S. Shipping Partners L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-32326	20-1447743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall St., 8th Floor Edison, NJ	08837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (732) 635-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.02            Results of Operations and Financial Condition.

On November 2, 2005, U.S. Shipping Partners L.P. (the “Partnership”) issued a press release declaring its quarterly distribution and announcing that its earnings release and conference call will occur early during the week of November 7, 2005.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 3.01           Notice of Failure to Satisfy a Continued Listing Rule or Standard

On November 3, 2005, U.S. Shipping Partners L.P. (the “Partnership”) notified the New York Stock Exchange (“NYSE”) that the Partnership did not satisfy the requirements of Sections 303A.06 of the NYSE Listed Company Manual. This requirement states that the Partnership must have three members that satisfy the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934 within twelve months of the Partnership’s initial public offering, which occurred on November 2, 2005. On November 1, 2005, Bryan S. Ganz resigned from the audit committee because a company of which Mr. Ganz is President entered into a letter of intent with Sterling Investment Partners, a related party to the Partnership. The Partnership is in the process of identifying an independent director who will meet the independence requirements for audit committee members and expects to have one in place on or before December 31, 2005.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01           Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release of U.S. Shipping Partners L.P. dated November 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. SHIPPING PARTNERS L.P.
By: US Shipping General Partner LLC,
its general partner

By:	/s/ ALBERT E. BERGERON
Name:	Albert E. Bergeron
Title:	Vice President--Chief Financial Officer (principal financial and accounting officer)

Date:  November 4, 2005

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